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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                          CROWN CRAFTS MERGER SUB, INC.

                                    ARTICLE I
                                     OFFICES

         Section 1.1. The Registered Office and Principal Executive Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent of the Corporation in said State shall be The Corporation Trust Company. The principal executive office of the Corporation shall be located at 916 South Burnside Avenue, Gonzales, Louisiana, or at such other place within or without the State of Louisiana as may be fixed by the Board of Directors.

         Section 1.2. Other Offices. The Corporation may also maintain an office or offices at such other place or places as the Board of Directors may from time to time select.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Annual Meetings. The annual meeting of stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting directors shall be elected and any other business may be transacted as may be properly brought before the meeting.

         Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request in writing of (i) a majority of the Board of Directors or (ii) stockholders owning at least seventy-five percent (75%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat. Any such request shall state the purpose or purposes of the proposed meeting. Notwithstanding any other provisions of these Bylaws or the Certificate of Incorporation, the provisions of this Section 2.2 may not be repealed or amended in any respect (including, without limitation, the amendment of the third sentence of this Section 2.2), nor may any provision of the Certificate of Incorporation or these Bylaws be adopted inconsistent with this Section 2.2, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

         Section 2.3. Place of Meeting. All meetings of stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated in the respective notices or waivers or notice thereof.

         Section 2.4. Notice of Annual Meetings. The Secretary or Assistant Secretary shall give written or printed notice of the annual meeting stating the place, date and hour of the meeting to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

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         Section 2.5. Notice of Special Meeting. Upon receipt of request for a special meeting of stockholders in writing from a person or persons entitled to call any such meeting, the officer receiving such notice forthwith shall cause written notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time requested by the person or persons requesting a meeting, which date shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt by such officer of the request. Business conducted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.6. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. The list shall also be produced and maintained at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder.

         Section 2.7. Persons Entitled to Vote. Except as otherwise provided by law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given, shall be entitled to notice of a stockholders' meeting, or to vote at such meeting.

         Section 2.8. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders or entitled to receive any dividend or distribution, or to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

         Section 2.9. Quorum and Adjournments. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation of the Corporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of shares of stock who are present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, except as indicated in the next paragraph. Except as otherwise provided by statute or in the Certificate of Incorporation of this Corporation, the

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affirmative vote of a majority of the shares represented at a meeting at which a quorum is present, shall be the act of the stockholders.

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 2.10. Order of Business. The order of business at each meeting of the stockholders shall be determined by the Chairman of the Board as the chairman of the meeting.

         Section 2.11. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise provided herein or required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

         Section 2.12. Inspectors. In advance of any meeting of the stockholders, the chairman of such meeting shall appoint at least one inspector of elections to act at the meeting and make a written report thereof. Each inspector so appointed shall first subscribe an oath on affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

         Section 2.13.  Advance Notice of Stockholder Proposals.

         (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.13(a). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than ninety (90) days in advance of such meeting or, if later, the seventh day

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following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.13. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding the provisions of this Section 2.13(a), if the Corporation is subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, business consisting of a proposal properly included in the Corporation's proxy statement with respect to a meeting pursuant to such Rule may be transacted at a meeting.

         (b) Nominations for the election of directors may be made (i) by the Board of Directors or (ii) by any stockholder entitled to vote in the election of directors who complies with the notice procedures set forth in this Section 2.13(b). A stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.13(b). The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

         Section 2.14. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by all of the stockholders of the Corporation.

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                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

         Section 3.2. Number, Election and Term. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than fifteen (15), the exact number thereof to be determined by resolution of the Board of Directors; provided, however, that the number of directors may be increased or decreased from time to time by the Board of Directors by amendment of this bylaw, but no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected by plurality vote at the annual meeting of stockholders, except as hereinafter provided. Directors shall be natural persons who have attained the age of eighteen (18) years, but need not be residents of the State of Delaware or stockholders of the Corporation. The Board of Directors of the Corporation shall be divided into three (3) classes which shall be as nearly equal in number as is possible. At the first election of directors to such classified Board, each Class 1 director shall be elected to serve until the next ensuing annual meeting of stockholders, each Class 2 director shall be elected to serve until the second ensuing annual meeting of stockholders and each Class 3 director shall be elected to serve until the third ensuing annual meeting of stockholders, and in each case until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. At each annual meeting of stockholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Notwithstanding any of the foregoing provisions of this Section 2, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office.

         In the event of any change in the authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of one-third of the authorized number of directors; provided, that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decease shall become effective only as and when the term or terms of office of the class or classes of directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur.

         Section 3.3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such Chairman of the Board or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.4. Vacancies, etc. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so

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chosen shall hold office until the next election of directors, and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3.5. Removal of Directors. At any stockholders' meeting with respect to which notice of such purpose has been given, any director may be removed from office for cause by the vote of stockholders representing seventy-five percent (75%) of the issued and outstanding capital stock entitled to vote for the election of directors, and his successor may be elected at the same or any subsequent meeting of stockholders; provided, that to the extent any vacancy created by such removal is not filled by such an election within sixty
(60) days after such removal, the remaining directors shall, by majority vote, fill such vacancy. Notwithstanding any other provisions of these Bylaws or the Certificate of Incorporation, the provisions of this Section 3.5 may not be repealed or amended in any respect (including, without limitation, the amendment of the second sentence of this Section 3.5), nor may any provision of the Certificate of Incorporation or these Bylaws be adopted inconsistent with this
Section 3.5, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the States of Delaware and Louisiana.

         Section 4.2. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place, as the annual meeting of stockholders at which time the Board shall elect its officers. The Board of Directors may provide, by resolution, the time and place, within or without the States of Delaware and Louisiana for the holding of additional regular meetings without other notice than such resolution.

         Section 4.3. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, or a majority of directors then in office upon forty-eight (48) hours' written notice by mail before the date of the meeting or twenty-four (24) hours' notice delivered personally or by telephone, telegram, or facsimile to each director, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 8.2 of these Bylaws.

         Section 4.4. Quorum. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of

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Incorporation. If a quorum shall not be present at any meeting of the Board of
Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 4.5. Meeting Participation by Conference Telephone. Any director may participate in a meeting of the Board or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 4.6. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of any such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 4.7. Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings if approved by a resolution adopted by a majority of the members of the Board of Directors.

                                    ARTICLE V
                             COMMITTEES OF DIRECTORS

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

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                                   ARTICLE VI
                                    OFFICERS

         Section 6.1. Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer or a Treasurer or both. The Board of Directors may also choose a Vice Chairman, one or more Senior Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, each of whom shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 6.2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board. Each principal officer shall hold office until his successor shall have been duly chosen and shall qualify or until his earlier death or his earlier resignation or removal in the manner hereinafter provided.

         Section 6.3. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 6.4. Removal of Officers. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by any committee of officers upon whom such power of removal may be conferred by the Board.

         Section 6.5. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board or the Chairman of the Board or Secretary, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6.6. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Board of Directors. He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding between the officers of the Corporation subject only to actions of the Board of Directors. He may also delegate such of his duties to the President or such other officers as the Chairman of the Board from time to time deems appropriate.

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         Section 6.7. President. The President shall be the Chief Executive
Officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall attend all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws, the Chairman of the Board or the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board. The President shall, at all times, have concurrent power with the Chairman of the Board to sign bonds, mortgages, certificates for shares and other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation.

         Section 6.8. Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe.

         Section 6.9. Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

         Section 6.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         Section 6.11. Assistant Treasurer. The Assistant Treasurer shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Chairman of the Board or the Board of Directors may from time to time prescribe or perform such duties of the Treasurer as the Treasurer of this Corporation may delegate from time to time.

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         Section 6.12. Secretary. The Secretary (or Assistant Secretary if
appropriately delegated) shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or such Assistant Secretary. The Chairman of the Board or the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 6.13. Assistant Secretary. The Assistant Secretary, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board or the Board of Directors, or the Secretary may from time to time prescribe.

         Section 6.14. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE VII
                                      STOCK

         Section 7.1. Certificate of Shares. Every owner of shares in this Corporation shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation or any law, as shall be prescribed by the Board of Directors, certifying the number of shares, and class or series, owned by him in the Corporation. Every certificate for shares shall be signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary. Subject to the restrictions provided by law, signatures may be facsimile and shall be effective irrespective of whether any person whose signature appears on the certificates shall have ceased to be such officer before the certificate is delivered by the Corporation. Such certificate issued shall bear all statements or legends required by law to be affixed thereto.

         Section 7.2. Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

         Section 7.3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated

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certificate, upon the making of an affidavit of that fact by the person claiming the same, if the Corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof. The Board of Directors may, in its discretion, require the owner of the lost, stolen, or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall, in its uncontrolled discretion, determine, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft or destruction of any such certificate or the issuance of such new certificates.

         Section 7.4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize as the exclusive owner of shares of the Corporation for all purposes as regards the Corporation, the person in whose name the shares stand registered on its books as the owner and such person exclusively shall be entitled to receive dividends and to vote as such owner. To the extent permissible under law, the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express or other notice thereof.

         Section 7.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation, and may appoint transfer agents, transfer clerks and registrars thereof.

         Section 7.6. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, form time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII
                                     NOTICES

         Section 8.1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be

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given personally or by telegram, facsimile or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally at the time of transmission thereof if given by telegram, facsimile or cable.

         Section 8.2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 9.2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

         Section 9.3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 9.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                    ARTICLE X
                    DIRECTORS' LIABILITY AND INDEMNIFICATION

         Section 10.1. Directors' Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article shall

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apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

         Section 10.2. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

         Section 10.3. Non-Exclusivity of Rights. The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

         Section 10.4. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

         (a) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

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         (b) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

         Section 10.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         Section 10.6. Survival of Rights. The rights set forth in this Article X are contract rights and survive any change to this Article X. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

         Section 10.7. Amendment. This Article X is also contained in Articles VIII and XI of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                   ARTICLE XI
                                   AMENDMENTS

         Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

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